UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2025
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Cencora, Inc.
(Exact name of registrant as specified in its charter)
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Commission File Number: 1-6671

Delaware			23-3079390
(State or other jurisdiction of			(I.R.S. Employer
incorporation or organization)			Identification No.)

1 West First Avenue	Conshohocken	PA	19428-1800
(Address of principal executive offices)			(Zip Code)
(610) 727-7000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock	COR	New York Stock Exchange	(NYSE)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 22, 2025, two members of the Board of Directors (the “Board”) of Cencora, Inc. (the “Company”), Richard W. Gochnauer and Kathleen W. Hyle, each informed the Company of their intent to retire as directors at the upcoming Annual Meeting of Stockholders to be held on March 6, 2025 (the “Annual Meeting”). Mr. Gochnauer and Ms. Hyle each indicated an intent to continue to serve as a director of the Company until the Annual Meeting and advised the Company that there were no disagreements between the Company and them relative to their intent to retire from the Board. Effective as of the date of the Annual Meeting, the size of the Board will be reduced from 13 members to 11.

Mr. Gochnauer has served as a director of the Company since 2008 and currently serves as a member of the Board’s Audit Committee and Compliance and Risk Committee. Ms. Hyle has served as a director of the Company since 2010 and currently serves as Chair of the Board’s Compensation and Succession Planning Committee and as a member of the Board’s Executive Committee and Finance Committee.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENCORA, INC.

Date:	January 22, 2025	By:	/s/ Elizabeth S. Campbell
		Name:	Elizabeth S. Campbell
		Title:	Executive Vice President & Chief Legal Officer